Exhibit 99.1

FOR IMMEDIATE RELEASE

MCCORMICK & SCHMICK’S BOARD OF DIRECTORS UNANIMOUSLY REJECTS

LSRI HOLDINGS’ UNSOLICITED TENDER OFFER

Company Adopts Shareholder Rights Plan to Protect the Company and Its Stockholders

Portland, Oregon – April 20, 2011 – McCormick & Schmick’s Seafood Restaurants, Inc. (Nasdaq: MSSR) today announced that its Board of Directors, after careful consideration with the assistance of its independent financial and legal advisors, has unanimously rejected the unsolicited tender offer from LSRI Holdings, Inc., a wholly-owned subsidiary of Landry’s Restaurants, Inc., to acquire all outstanding common stock of McCormick & Schmick’s not already owned by it or its affiliates at a price of $9.25 per share in cash. The Board unanimously recommends that McCormick & Schmick’s stockholders reject the LSRI Holdings offer and not tender their shares into the offer, which the Board believes undervalues the Company’s current business and future prospects.

“McCormick & Schmick’s Board, in consultation with independent financial and legal advisors, carefully reviewed the unsolicited offer from LSRI Holdings and unanimously concluded that it is not in the best interests of the Company and all McCormick & Schmick’s stockholders,” said Douglas Schmick, Chairman of the Board of Directors. “The Board believes that the LSRI Holdings offer undervalues the Company, is highly conditional, opportunistically timed and seeks to advance the financial and competitive interests of LSRI Holdings at the expense of all other McCormick & Schmick’s stockholders. The Board will continue to consult with its advisors regarding potential and appropriate next steps that will best serve the interests of the Company and all of its stockholders.”

Bill Freeman, Chief Executive Officer, said, “The Board and management remain confident that McCormick & Schmick’s is well-positioned to benefit from the recovery of the upscale casual dining industry and that continued execution of the Company’s strategic revitalization plan, announced in March 2011, will improve revenue per location, provide strong returns on invested capital and deliver significant value to all stockholders.”

The Board considered the following matters, among others, in recommending that McCormick & Schmick’s stockholders reject the LSRI Holdings offer:

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The offer undervalues the Company’s current business and future prospects. Piper Jaffray & Co., the Company’s independent financial advisor, used a variety of well-established valuation methods in conjunction with projections provided by the Company to evaluate the LSRI Holdings offer, and their findings support the Board’s conclusion that the offer undervalues the Company. The Company has begun implementing a strategic revitalization plan that is expected to grow both revenues and overall market share. The Company’s strategic revitalization plan includes a multi-year service, hospitality and portfolio upgrade program designed to increase restaurant revenue and profitability. The Company only recently began to implement this revitalization plan, and the Board believes management will execute it successfully, providing stockholders with greater value than the LSRI Holdings offer. The Board believes the LSRI Holdings offer is an attempt to purchase the Company at an artificially depressed price before the benefits of the plan are fully reflected in the Company’s financial results and share price. The Company expects these benefits to be substantially realized over the next 12-24 months, and that consummating the offer would deprive all of the Company’s stockholders other than LSRI Holdings and its affiliates of an opportunity to participate in what the Board believes will be significant returns.

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The offer occurs at what the Board believes is the beginning of an economic recovery from which the Company is well positioned to benefit. The LSRI Holdings offer comes as the restaurant industry is beginning to recover from the significant economic declines of 2008 through 2010. As a result, the Board believes that the offer is timed opportunistically to position LSRI Holdings to profit from, and to deprive the Company’s other stockholders of the benefits of, this recovery. Travel trends are improving, a good indicator for the Company as travel and corporate spending drives approximately 30% to 35% of the Company’s transactions. The Company’s private dining business, an indication of the strength of corporate spending, has been positive for the past three quarters, and the rate of increase has been accelerating each quarter. Additionally, the continued improvement in unemployment levels and consumer confidence is expected to result in greater frequency of visits by middle to upper middle income sector guests, the heart of the Company’s guest profile. The Company believes that the successful execution of its initiatives in 2011 will further position the Company to reap the rewards of the recovering economy and increasing discretionary consumer spending trends. Furthermore, a return to more normal weather patterns will remove a major, but short term, drag on the Company’s earnings and performance.

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The offer was opportunistically timed to take advantage of a trough in the Company’s stock price. The Board believes the Company’s stock price was artificially depressed at the time LSRI Holdings made its offer. On April 1, 2011, the last full trading day before Tilman J. Fertitta announced his intention to commence an unsolicited tender offer, the Company’s stock closed at $7.12, near the Company’s 52-week low of $6.20. The offer reflects an implied discount of 21% from the Company’s 52-week high of $11.64. The offer also shortly followed a 16.7% decline in the Company’s common stock price in early March, occasioned by what the Board believes was a reaction to the Company’s fourth-quarter 2010 earnings announcement, in which management announced the costs associated with the Company’s revitalization plan. Additionally, the Board concluded that the offer, even if it were properly financed and not subject to the numerous conditions discussed below, does not provide a sufficient premium to the Company’s stockholders when compared with price levels prevailing for most of the past year. Moreover, the offer does not reflect a significant premium over analysts’ 12- or 18- month targets for the Company’s stock price, which range from $9.00 to $10.00 per share.

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The offer is highly conditional, and places the Company and its stockholders at substantial risk that the offer will never be consummated. The Board believes that the numerous conditions of the offer, many of which are subject to the discretion of LSRI Holdings, create significant risk and uncertainty as to whether the offer will ever be completed. In addition, some conditions permit LSRI Holdings to refuse to close the offer even if LSRI Holdings causes the failure of the condition to be satisfied. The numerous conditions of the offer include, among others: a financing condition, in which LSRI Holdings retains complete discretion whether or not to enter into a definitive financing agreement, and the financing commitment from Jefferies Group Inc., LSRI Holdings’ financing source, provides Jefferies with complete latitude to decide whether or not to consummate the required financing; a high 90% minimum tender condition; and antitrust approvals. In addition, the offer affords LSRI Holdings a number of broad-based discretionary termination rights, including events or conditions that in LSRI Holdings’ judgment materially impair the Company’s value.

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Mr. Fertitta’s actions in connection with prior acquisitions, including his coercive acquisition of Landry’s, raise doubt as to whether the offer would be consummated at the offer price or at the expected time. The Board believes Mr. Fertitta is a very aggressive acquiror who has, in the past, used coercive tactics in an attempt to force unaffiliated stockholders to bargain on disadvantageous terms. Specifically, in connection with an attempted acquisition of Landry’s, of which Mr. Fertitta was then Chairman and Chief Executive Officer and a 38.9% stockholder, Mr. Fertitta revised his bid downward twice, once citing “difficulties” with the financing commitments from Jefferies and another lender.

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The financing contingency would require the Company to provide Jefferies, Landry’s and LSRI Holdings access to confidential information about the Company’s operations, plans and strategies which could be used to the Company’s detriment. Of great significance to the Company’s stockholders, the proposed due diligence investigation necessary for financing the offer would require the Company to provide Jefferies, a financing source for LSRI Holdings, a wholly-owned subsidiary of Landry’s, which is a significant competitor to McCormick & Schmick’s, with access to the Company’s financial data, projections, operations, management and strategies. The Company believes that any such due diligence investigation would place the Company at a competitive disadvantage and expose the Company to significant risk. Further, Mr. Fertitta has, in the past, asserted various financing contingencies and newly discovered facts as a basis for substantial downward pricing adjustments.

The Company also announced today that its Board has adopted a Stockholder Rights Plan (the “Rights Plan”), details of which will be contained in a Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”). The Rights Plan, which has a term of 12 months and a 15% beneficial ownership threshold, is intended to enable all of the Company’s stockholders to realize the full and fair value of their investment in the Company and reduce the likelihood that any person or group would gain control of the Company by open market accumulation or otherwise without paying a control premium for all common stock. The adoption of the Rights Plan is not intended to prevent a sale of control of the Company that is determined by the Board to be fair, advisable and in the best interests of all McCormick & Schmick’s stockholders.

McCormick & Schmick’s also noted the recent filing of the preliminary proxy statement by Landry’s, LSRI Holdings and Mr. Fertitta, through which they are seeking to prevent a quorum at McCormick & Schmick’s 2011 Annual Meeting of Stockholders, scheduled for May 26, 2011. The Company believes Landry’s, LSRI Holdings and Mr. Fertitta are attempting to divert attention from the highly conditional, opportunistic and low offer. The Company urges all stockholders to ignore the solicitation from Landry’s, LSRI Holdings and Mr. Fertitta, to submit their proxies as requested by McCormick & Schmick’s Board, and to vote FOR all of the Company’s directors, who have acted, and are committed to continuing to act, in the best interests of all McCormick & Schmick’s stockholders.

The Company’s Schedule 14D-9 filing and related materials, as well as the Rights Plan, will be available on the SEC’s website at www.sec.gov and on the Company’s website at www.McCormickandSchmicks.com by clicking on the “Investor Relations” tab.

Piper Jaffray & Co. is serving as McCormick & Schmick’s financial advisor, and Davis Wright Tremaine LLP, Kirkland & Ellis LLP and Morris, Nichols, Arsht & Tunnell LLP are serving as its legal counsel.

About McCormick & Schmick’s

McCormick & Schmick’s Seafood Restaurants, Inc. is a leading seafood restaurant operator in the affordable upscale dining segment. The Company now operates 95 restaurants, including 88 restaurants in the United States and seven restaurants in Canada under The Boathouse brand. McCormick & Schmick’s has successfully grown over the past 39 years by focusing on serving a broad selection of fresh seafood.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Tilman J. Fertitta, through his affiliate LSRI Holdings, Inc., a subsidiary of Landry’s Restaurants, Inc., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by the registrant (when available) through the SEC’s Electronic Data Gathering and Retrieval database at http://www.sec.gov., or at the registrant’s website, http://www.mccormickandschmicks.com by clicking on the “Investor Relations” tab.

Certain Information Regarding Participants

The Company and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 29, 2010, which was filed with the SEC on March 11, 2011, and its proxy statement for the 2011 Annual Meeting, as amended, which was originally filed with the SEC on April 11, 2011, and was amended on April 14, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Forward-Looking Statements

Certain statements contained in this release constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance or assurances of an expected course of action, and therefore, readers should not put undue reliance upon them. Some of the statements that are forward-looking include statements of belief or intent predicated on the Company’s expectations for future revenues and strategic opportunities. There are a large number of factors that can cause the Company to deviate from plans or to fall short of expectations. As to the forward-looking matters contained in this release, factors that can cause such changes include our ability to respond timely and in accordance with the laws applicable to the Company and its Board of Directors. The Company’s business as a whole is subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 29, 2010. Please note that forward-looking statements are current as of today. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

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Contacts:

Amy Bilbija MacKenzie Partners, Inc. (212) 929-5802	Matthew Sherman / Nicole Greenbaum Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449